Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

WESTWATER RESOURCES, INC.

(hereinafter called the “Corporation”)

As amended and restated March 18, 2024

Article I
MEETINGS OF STOCKHOLDERS
Section 1.1Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting in accordance with the requirements of these Bylaws, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Delaware General Corporation Law (the “DGCL”), and other applicable law, shall be held on such date and at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors.
Section 1.2Advance Notice of Stockholder Nominations for Directors and Other Stockholder Proposals.
(a)Annual Meetings of Stockholders.
(1)Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) by any stockholder of the Corporation who is Present in Person (as defined below) and who is an Eligible Holder (as defined below) who (A) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the one-year period preceding and including the date of submission of the Stockholder Notice (as defined below), (B) has continued to own at least the Minimum Number through the date of the annual meeting (and any postponement, adjournment, rescheduling, or continuation thereof), (C) is a stockholder at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, , (D) is entitled to vote at the annual meeting in the election of each individual so nominated and on any such other business proposed by such stockholder, and (E) has complied with this Section 1.2 in all applicable respects. Except for proposals properly made in accordance with Rule 14a-8 of the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be considered, or to propose any nominations of persons for election to the Board of Directors, at an annual meeting of stockholders.

(2)For any nomination of persons for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.2, the stockholder must have given timely and proper notice thereof in writing to the Secretary of the Corporation and any such other business must (A) be a proper subject to be proposed and voted upon by stockholders of the Corporation under these Bylaws, the Certificate of Incorporation, the DGCL, and other applicable law, and (B) not relate to a matter that is expressly reserved for action by the Board of Directors under these Bylaws, the Certificate of Incorporation, the DGCL, or other applicable law. For purposes of these Bylaws, a notice by a stockholder to the Corporation proposing the nomination of persons for election to the Board of Directors and/or other business that is intended to be brought before a meeting of stockholders shall hereinafter be referred to as a “Stockholder Notice.” To be timely for an annual meeting, a Stockholder Notice shall set forth all information required under this Section 1.2 and shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not earlier than the 120th calendar day, nor later than the close of business on the 90th calendar day, prior to the first anniversary of the date of the preceding year’s annual meeting (as first convened); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 calendar days, or delayed by more than 60 calendar days, from the first anniversary of the date of the preceding year’s annual meeting (as first convened), in order for the Stockholder Notice to be timely for the current year’s annual meeting, it must be so delivered and received no earlier than the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th calendar day prior to the date of such annual meeting, and (B) the tenth calendar day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting is first made by the Corporation, whichever first occurs. In no event shall the postponement, adjournment, rescheduling, or continuation of an annual meeting (or the public announcement thereof) to a later date or time commence a new time period (or extend any time period) for the giving of a Stockholder Notice or other information as described herein.
(3)For a Stockholder Notice to be proper, it must set forth:
(i)as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”):
(A)all information that would be required to be set forth in a Stockholder Notice pursuant to this Section 1.2 if such Proposed Nominee was the stockholder submitting the Stockholder Notice,
(B)the name, age, business address, residence address, email address, and telephone number of such Proposed Nominee,
(C)the principal occupation and employment of such Proposed Nominee,
(D)a description in reasonable detail of any and all direct and indirect compensation, reimbursement, indemnification, benefits, and other agreements, arrangements, and understandings (whether written or oral, formal or informal, or monetary or non-monetary) and any other material relationships (i) between or among such Proposed Nominee, and the stockholder submitting the Stockholder Notice or any Stockholder Associated Person (as defined below), including all information that would be required to be disclosed pursuant to Items 403 and 404 of Regulation S-K (or any successor provision) as promulgated by the

U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act if the stockholder submitting the Stockholder Notice or Stockholder Associated Person was the “registrant” for purposes of such Items and such Proposed Nominee was a trustee, director, or executive officer of such registrant, and (ii) between or among such Proposed Nominee and any other person or entity (naming such person or entity) in connection with such Proposed Nominee’s nomination to the Board of Directors, and, if elected, such Proposed Nominee’s service as a member of the Board of Directors,
(E)to the extent that such Proposed Nominee has been previously convicted in any state or federal court of any criminal offense involving a felony, fraud, dishonesty, or a breach of trust or duty, or any other criminal or civil offense that would be reasonably likely to impugn the Proposed Nominee’s reputation, a description in reasonable detail of such offense and all legal proceedings relating thereto,
(F)a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled, or dismissed, relating to the Proposed Nominee,
(G)a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal, or informal, or monetary or non-monetary) between such Proposed Nominee and any person as to how such Proposed Nominee, if elected as a director, would act or vote on any issue or question that may come before the Board of Directors,
(H)a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal, or informal, or monetary or non-monetary) between such Proposed Nominee and any person that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law,
(I)a description in reasonable detail of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries,
(J)a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal or informal, or monetary or non-monetary) between such Proposed Nominee and any person that contemplates such Proposed Nominee, if elected as a director, resigning as a member of the Board of Directors prior to the conclusion of the term of office to which such Proposed Nominee was elected,
(K)such Proposed Nominee’s written consent to being named by the stockholder submitting the Stockholder Notice as its nominee for election as a director, to serving as a director of the Corporation if elected, and being named in the Corporation’s form of proxy pursuant to Rule 14a-19 of the Exchange Act (as defined below), and
(L)all other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement filed with the SEC,

pursuant to Regulation 14A (or any successor provision) under the Exchange Act, in connection with a contested election of directors of the Corporation wherein such Proposed Nominee is named as a candidate for election to the Board of Directors.
(ii)as to any other business that the stockholder proposes to bring before the meeting:
(A)a description in reasonable detail of the business proposed to be brought before the meeting,
(B)the text of the proposed business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal, whether binding or precatory, to amend these Bylaws, the Certificate of Incorporation, or any policy of the Corporation, the text of the proposed amendment),
(C)a description in reasonable detail of the reasons for conducting such business at the meeting,
(D)a description of all agreements, arrangements, or understandings (whether written or oral, formal, or informal, or monetary or non-monetary) between the stockholder or any Stockholder Associated Person and any other person or persons (including providing their names) in connection with the proposal of such business by such stockholder, and
(E)a description in reasonable detail of any interest in such business, direct or indirect, monetary or non-monetary, of such stockholder or any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to such stockholder or Stockholder Associated Person therefrom; and
(iii)as to the stockholder submitting the Stockholder Notice, any Proposed Nominee, and any Stockholder Associated Person:
(A)the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee, or Stockholder Associated Person, the date on which each such Company Security was acquired, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
(B)the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee, or Stockholder Associated Person,
(C)any proxy (other than a revocable proxy or consent given in response a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such stockholder, Proposed Nominee, or Stockholder Associated Person has or shares a right to vote any Company Securities, and
(D)whether and the extent to which such stockholder, Proposed Nominee, or Stockholder Associated Person, directly or indirectly (through brokers, nominees, or otherwise), is subject to or during the last six months has engaged in any hedging, derivative, or other transaction or series of transactions or entered into any other agreement, arrangement, or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage risk or benefit of changes in the price of Company Securities or (ii) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities.
(iv)as to the stockholder submitting the Stockholder Notice and any Stockholder Associated Person:
(A)the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person,
(B)a reasonably detailed description of any plans or proposals of such stockholder or any Stockholder Associated Person relating to the Corporation that would be required to be disclosed by such stockholder or Stockholder Associated Person pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such stockholder or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such stockholder or Stockholder Associated Person) together with a description of any agreements, arrangements, or understandings (whether written or oral, formal or informal, or monetary or non-monetary) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements, or understandings,
(C)a representation from such stockholder that such stockholder intends to be Present in Person at the stockholders’ meeting to nominate the Proposed Nominee(s) named in its Stockholder Notice and/or to bring such other business included in its Stockholder Notice before the meeting, as applicable, and an acknowledgment that, if such stockholder is not Present in Person at such meeting to nominate the Proposed Nominee(s) or to bring such business included in its Stockholder Notice, as applicable, before such meeting, the Corporation need not present such business or Proposed Nominee(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation,
(D)a representation from such stockholder as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of Company Securities reasonably believed by such stockholder to be sufficient to elect the Proposed Nominee(s) and/or approve the proposed business included in its Stockholder Notice, as applicable, (ii) to solicit proxies, in support of the election of the Proposed Nominee(s), from stockholders representing the percentage of the voting power of the Company Securities entitled to vote on the election of directors, that is required by Rule 14a-19(a)(3) of the Exchange Act, and/or (iii) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the election of the Proposed Nominee(s) and/or the approval of the other proposed business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act) in such solicitation, and
(E)all other information relating to such stockholder and any Stockholder Associated Person that is required to be disclosed in a proxy statement filed with the SEC, pursuant to Regulation 14A (or any successor provision) under the Exchange Act, by such stockholder or any Stockholder Associated Person in connection with a contested solicitation of proxies for the election of directors of the Corporation in which such stockholder or any Stockholder Associated Person is a participant.
(4)A Stockholder Notice to the Corporation proposing the nomination of persons for election to the Board of Directors shall, with respect to each Proposed Nominee, be accompanied by the following:
(i)a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form the stockholder providing the Stockholder Notice shall request in writing from the Secretary prior to submitting the Stockholder Notice and which the Secretary shall provide to such stockholder within ten days after receiving such request), and
(ii)a written representation and agreement executed by such Proposed Nominee in the form required by the Corporation (which form such stockholder submitting the Stockholder Notice shall request in writing from the Secretary prior to submitting the Stockholder Notice and which the Secretary shall provide to such stockholder within ten days after receiving such request) providing that such Proposed Nominee: (i) is not, and will not become, a party to any Voting Commitment (as defined below) that has not been disclosed to the Corporation in writing or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (ii) is not, and will not become, a party to any agreement, arrangement, or understanding (whether written or oral, formal or informal, or monetary or non-monetary) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director or a director nominee that has not been disclosed to the Corporation in writing; (iii) is not now, and has not been in the past, subject to any governmental law, regulation, order, decree, or sanction that could prohibit, limit, or otherwise impede such Proposed Nominee’s service on the Board of Directors; (iv) will, if elected as a director, comply with all applicable rules of any securities exchanges upon which the Company Securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five Business Days after the Secretary receives any written request therefor from such Proposed

Nominee), and all applicable fiduciary duties under state law; (v) intends to serve a full term as a director, if elected; and (vi) will submit to interviews with the Board of Directors or any committee thereof, will make himself or herself available for any such interviews within ten days following any reasonable request therefor from the Board of Directors or any committee thereof, and will be completely candid and truthful in responding to any questions posed during such interviews.
(5)The Corporation may also require any stockholder providing a Stockholder Notice with respect to a Proposed Nominee for election to the Board of Directors to furnish such other information (i) as may be reasonably required by the Corporation to determine the eligibility or suitability of such Proposed Nominee to serve as a director, or (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee under the listing standards of each securities exchange upon which the Company Securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten days after it has been requested by the Corporation.
(6)Notwithstanding anything in this subsection (a) of this Section 1.2 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the next annual meeting of stockholders is increased by the Corporation, and there is no public announcement by the Corporation of such action or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting (as first convened), a Stockholder Notice required by this Section 1.2(a) shall also be considered timely with respect to such annual meeting, but only with respect to nominees for any new director positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board of Directors, previously submitted to the Corporation a timely and proper Stockholder Notice proposing nominees for election to the Board of Directors at such annual meeting in compliance with this Section 1.2 in all applicable respects, if it is delivered to, and received by, the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth calendar day following the day on which public announcement is first made by the Corporation that the size of the Board is being increased and specifying the size of the increased Board.
(7)For purposes of this Section 1.2:
(i)Company Securities “beneficially owned” by a person shall mean all Company Securities which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, provided that such person shall in all events be deemed to beneficially own any Company Securities as to which such person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent.
(ii)"Eligible Holder” means a person who has either (i) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 1.2 continuously for the one-year period specified in Section 1.2(a)(1) or (ii) provides to the Secretary of the Corporation, within the time period referred to in

Section 1.2(a)(2), evidence of continuous ownership of such shares for such one-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8 under the Exchange Act.
(iii)“Minimum Number” of shares of the Corporation’s common stock means one percent of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Stockholder Notice.
(iv)“Stockholder Associated Person” of any stockholder shall mean (i) any beneficial owner of any Company Securities owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (ii) any Affiliate or Associate (within the meaning of Rule 12b-2 of the Exchange Act) of such stockholder or beneficial owner, (iii) any member of the immediate family of such stockholder or beneficial owner sharing the same household, (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder or beneficial owner in any solicitation of proxies contemplated by the Stockholder Notice delivered to the Corporation pursuant to this Section 1.2, (v) any person who may be deemed to be a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with such stockholder or beneficial owner (or any of their respective Affiliates or Associates) with respect to the shares of Company Securities, regardless of whether such person is disclosed as a member of a “group” in a Schedule 13D or an amendment thereto filed with the SEC relating to the Corporation, and (vi) any person that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or any Stockholder Associated Person identified in (i), (ii), (iii), (iv), or (v) above.
(b)Special Meetings of Stockholders.
(1)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), and (iii) provided that the special meeting has been called in accordance with Section 1.3 of these Bylaws for the purpose of electing one or more individuals to the Board of Directors, by any stockholder of the Corporation who is Present in Person and who (A) is a stockholder of record as of the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, (B) is a stockholder of record at the time of giving of the Stockholder Notice provided for in this Section 1.2 and at the time of the special meeting (and any postponement, adjournment, continuation, or rescheduling thereof), (C) is entitled to vote at the special meeting in the election of each individual so nominated, and (D) complies with the notice procedures and other requirements set forth in this Section 1.2(b) and Section 1.2(c).
(2)In the event that a special meeting of stockholders is called in accordance with these Bylaws for the purpose of electing one or more individuals to the Board of Directors,

any stockholder may nominate an individual or individuals for election as a director, if a Stockholder Notice from such stockholder, containing the information required by paragraphs (a)(3), (a)(4), and (a)(5) of this Section 1.2, with respect to such stockholder, any Stockholder Associated Person, and any Proposed Nominee, is delivered to, or is mailed and received by, the Secretary at the principal executive office of the Corporation not earlier than the 120th calendar day prior to such special meeting and not later than the close of business on the later of (x) the 90th calendar day prior to such special meeting, and (y) the tenth calendar day following the day on which notice of the date of such special meeting was mailed or public announcement is first made by the Corporation of the date of the special meeting, whichever first occurs. In no event, shall the postponement, adjournment, rescheduling, or continuation of a special meeting (or the public announcement thereof) to a later date or time commence a new time period (or extend any time period) for the giving of any Stockholder Notice or other information as described herein.
(c)General.
(1)A stockholder submitting a Stockholder Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, when submitted, is accurate in all respects. If any information contained in a Stockholder Notice submitted pursuant to this Section 1.2 is determined to be inaccurate in any respect, such Stockholder Notice may be deemed not to have been provided in accordance with this Section 1.2. Any stockholder who submits a Stockholder Notice shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 1.2 (including if such stockholder or any Stockholder Associated Person no longer intends to solicit proxies, in support of the election of the Proposed Nominee(s), from stockholders representing the percentage of the voting power of the Company Securities entitled to vote on the election of directors that is required by Rule 14a-19(a)(3) of the Exchange Act, and as was represented by such stockholder pursuant to Section 1.2(a)(3)(iv)(D))) within two Business Days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder.
(2)A stockholder submitting a Stockholder Notice with respect to a stockholders’ meeting shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the such meeting and as of the date that is ten Business Days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five Business Days after the record date for such meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight Business Days prior to the date for such meeting or, if practicable, any adjournment of postponement thereof (and, if not practicable, on the first practicable date prior to the date to which such meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten Business Days prior to such meeting or any adjournment or postponement thereof). The update and supplement shall clearly identify the information that has changed since such stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any such prior submission or extend the time period for the delivery of a Stockholder Notice pursuant to this Section 1.2. If a stockholder fails to provide such written update to the Stockholder Notice within such period, the Stockholder Notice may be deemed not to have been provided in accordance with this Section 1.2.

(3)In addition, upon written request by the Secretary or the Board of Directors, any stockholder who submits a Stockholder Notice with respect to a stockholders’ meeting shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the sole discretion of the Board of Directors or the Secretary, to demonstrate the accuracy of any information contained in a Stockholder Notice or submitted by the stockholder pursuant to this Section 1.2, and (B) a written update of any Stockholder Notice or other information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination(s) or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 1.2 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested and, accordingly, the Stockholder Notice, may be deemed not to have been provided in accordance with this Section 1.2.
(4)In no event can a stockholder include in a Stockholder Notice more Proposed Nominees for election as directors than the number of directors to be elected to the Board of Directors at the stockholders’ meeting to which that Stockholder Notice relates.
(5)If a stockholder submitting a Stockholder Notice pursuant to this Section 1.2 with respect to Proposed Nominees fails to comply with the requirements of Rule 14a-19 of the Exchange Act (including because the stockholder fails to provide the Corporation with all information, notices, or updates required by Rule 14a-19), then the Proposed Nominee(s) of such stockholder shall be ineligible for election at the applicable stockholders’ meeting and any adjournment, rescheduling, or postponement thereof, and any votes or proxies in respect of such nomination shall be disregarded (notwithstanding that proxies in respect of such vote may have been received by the Corporation). If (A) any stockholder provides notice pursuant to Rule 14a-19(b) of the Exchange Act in connection with the submission of a Stockholder Notice pursuant to this Section 1.2 with respect to Proposed Nominees, and (B) (i) such stockholder subsequently either (x) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of the election of its Proposed Nominee(s) in accordance with Rule 14a-19 of the Exchange Act, or (y) fails to comply with the requirements of Rule 14a-19 of the Exchange Act, and (ii) no other stockholder that has provided notice pursuant to Rule 14a-19 of the Exchange Act with respect to such Proposed Nominee(s) (x) intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19 of the Exchange Act, and (y) has complied with the requirements of Rule 14a-19 of the Exchange Act, then the nomination of such Proposed Nominee(s) shall be disregarded and no vote on the election of such Proposed Nominee(s) shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). If any stockholder provides notice pursuant to Rule 14a-19(b) of the Exchange Act in connection with a Stockholder Notice submitted pursuant to this Section 1.2 with respect to Proposed Nominees, such stockholder shall deliver to the Secretary, no later than five Business Days prior to the applicable meeting date or any adjournment, rescheduling, or postponement thereof, reasonable evidence that the requirements of Rule 14a-19(a)(3) of the Exchange Act have been satisfied.
(6)The chairman of a meeting of stockholders shall have the power to determine, in consultation with counsel (who may be the Corporation’s internal counsel), whether any nomination or other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.2 and, if he or she should so determine that a nomination or other business was not proposed in accordance with this Section 1.2, to declare to the meeting that such defective nomination or proposed business shall be disregarded.

(7)For purposes of this Section 1.2, (a) “Affiliate” or “Associate” shall have the meaning ascribed thereto pursuant to Rule 12b-2 of the Exchange Act; (b) “close of business” shall mean 5:00 p.m., local time, at the principal executive offices of the Corporation on any calendar day, whether or not such day is a Business Day; (c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (d) “public announcement” or its corollary “publicly announced” shall mean disclosure (i) in a press release by the Corporation reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service, (ii) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act, or (iii) pursuant to another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein; (e) “Present in Person” shall mean that the stockholder proposing nominees for election as directors or other business to be brought before the stockholders’ meeting, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear in person at such stockholders’ meeting (unless such meeting is held by means of the Internet or other electronic technology in which case the proposing stockholder or, if applicable, its qualified representative shall be present at such stockholders’ meeting by means of the Internet or other electronic technology); (f) “qualified representative” shall mean (i) if the stockholder is a corporation, any duly authorized officer of such corporation, (ii) if the stockholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the stockholder is a trust, the trustee of such trust, or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity; and (g) “Voting Commitment” shall mean any agreement, arrangement, or understanding with, and/or any commitment or assurance to (in each case, whether written or oral, formal or informal, or monetary or non-monetary), any person or entity as to how a person, if elected as a director, will act or vote on any issue or question.
(8)Notwithstanding the foregoing provisions of this Section 1.2, at all times before and after the submission of a Stockholder Notice, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder (including, but not limited to, the requirements contained in Rule 14a-19 of the Exchange Act), as well as any interpretative guidance and/or requests from the Staff of the SEC, in connection with submitting a Stockholder Notice pursuant to this Section 1.2 and taking any actions contemplated thereby.
(9)A stockholder submitting a Stockholder Notice pursuant to this Section 1.2, by its delivery to the Corporation, acknowledges that if such stockholder is not Present in Person at the stockholders’ meeting to present its proposed nominations or other business, or if the stockholder, any Stockholder Associated Person, or any Proposed Nominee breaches, or takes any action contrary to, any of the representations, undertakings, or commitments made in the Stockholder Notice or any of the documents submitted in connection therewith, except as otherwise determined by the chairman of the meeting, such proposed nominations or other business shall be disregarded, notwithstanding that proxies in respect of such matters may have been received by the Corporation.
(10)A stockholder submitting a Stockholder Notice pursuant to this Section 1.2, by its delivery to the Corporation, acknowledges that it understands that, except as required by applicable law, nothing contained therein shall be considered confidential or proprietary information and that, except as otherwise provided by applicable law, neither the Corporation, the Board of Directors, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Stockholder Notice.
(11)Nothing in this Section 1.2 or elsewhere in these Bylaws shall be deemed to give any stockholder the right to have any nominations of persons for election to the Board of Directors or other proposed business included in any proxy statement prepared by the Corporation. Notwithstanding any notice of the meeting, proxy statement or supplement thereto sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Section 1.2 to propose any nominations or other business at any stockholders’ meeting, including delivering its own separate and timely Stockholder Notice to the Secretary of the Corporation that complies in all respects with the requirements of this Section 1.2.
(12)Nothing in this Section 1.2 or elsewhere in these Bylaws shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the SEC pursuant to Rule 14a-8 (or any successor provision) of the Exchange Act and the SEC Staff’s interpretations, guidance, and no-action letter determinations relating thereto.
(13)Notwithstanding the foregoing provisions of this Section 1.2, the Stockholder Notice shall not be required to include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company that is deemed a Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit the Stockholder Notice on behalf of a beneficial owner of shares of Company Securities held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner.
Section 1.3Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Chairman of the Board, the President, or at the direction of the Board of Directors, pursuant to a resolution adopted by a majority of the Board of Directors, to be held on such date, and at such time and place within or without the State of Delaware, as the caller shall direct. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 1.4 of these Bylaws. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.
Section 1.4Notice of Meeting. The Corporation shall give written notice of any annual or special meeting of stockholders. Notices of meetings of stockholders shall state the place (if any), date, and time of the meeting, the record date for determining stockholders entitled to vote at such meetings (if such record date is different from the record date for determining stockholders entitled to receive notice of such meetings), and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. Notices of meetings of stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to notice of and to vote at such meeting, except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. No business other than that specified in the notice or otherwise submitted by the Board of Directors thereof shall be transacted at any special meeting.

Notices of meetings of stockholders shall be deemed to be given (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation; (ii) if sent by electronic mail, when delivered to an electronic mail address at which the stockholder has consented to receive such notice; and (iii) if posted on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting. If given by any other means, notice shall be deemed given as provided by applicable law. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the Delaware General Corporation Law.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication, if any, by which stockholders may be deemed to be present in person or by proxy and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if, after an adjournment, a new record date is fixed for determining the stockholders entitled to vote at the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.5Quorum. The presence at any meeting, in person or by proxy, of the holders of record of one-third of the shares then issued and outstanding and entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 1.6Adjournments. If a quorum shall fail to attend any meeting, the chair of the meeting or the holders of a majority of the aggregate voting power of the shares of stock entitled to vote at such meeting who are present, in person or by proxy, may adjourn the meeting to another place, date or time.
Section 1.7Voting and Vote Required. At each meeting of stockholders at which a quorum is present, except as otherwise provided by applicable law or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote, in person or by proxy, for each share of such stock standing in their name on the records of the Corporation.

Directors shall be chosen by a plurality of the votes cast at the election by the holders of the class of stock entitled to vote for the election of directors, and, except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, all other matters shall be determined by a majority of the votes cast on such matter.

Section 1.8Proxies. Each stockholder entitled to vote at a meeting may authorize another person or persons to act for such stockholder by a proxy granted in accordance with the DGCL. No such proxy shall be voted or acted upon after three years from its date of creation unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date.
Section 1.9Voting List. The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting:

(a)on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or
(b)during ordinary business hours, at the principal place of business of the Corporation.

The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.10Administration of the Meeting. Meetings of stockholders shall be presided over by the Chairman of the Board or, in the absence thereof, by such person as the Chairman of the Board shall appoint, or, in the absence thereof or in the event that the Chairman shall fail to make such appointment, any officer of the Corporation elected by the Board. The Secretary of the Corporation shall act as secretary of the meetings of stockholders or, in the absence thereof, the secretary of the meeting shall be such person as the chair of the meeting appoints.

The Board shall, in advance of any meeting of stockholders, appoint one or more inspector(s) of election to act at the meeting of stockholders and make a written report thereof. The Board may designate one or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed or is present, ready and willing to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspector(s) to act at the meeting. Unless otherwise required by applicable law, inspector(s) may include individual(s) who serve the Corporation in other capacities, including without limitation as officers, employees or agents. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the General Corporation Law of the State of Delaware or other applicable law.

To the maximum extent permitted by applicable law, the Board shall be entitled to make such rules, regulations and procedures for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules, regulations and procedures, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting.  Such rules, regulations and procedures, whether adopted by the Board or the chair of the meeting, as applicable, may include, without limitation: (i) establishing an agenda or order of business of the meeting; (ii) rules or regulations to maintain order, decorum, safety and security at the meeting; (iii) restrictions on entry to, or attendance at, the meeting after the time fixed for commencement thereof; (iv) restrictions on attendance at the meeting to stockholders of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine to allow to attend; (v) restrictions on participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chair of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chair of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and number of shares of each class of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (vi) limitations on the time allotted to questions or comments by participants; (vii) removing any stockholder who refuses to comply with rules, regulations or procedures established for the meeting; (viii) complying with any state and local laws and regulations concerning public health, safety and security; and (ix) taking such other action as, in the discretion of the chair of the meeting, is deemed necessary, appropriate, or convenient for the proper conduct of the meeting.

The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

Section 1.11Action by Written Consent. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents thereto setting forth such action is signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
Section 1.12Remote Communications. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:
(a)participate in a meeting of stockholders; and
(b)be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 1.13Record Dates
. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date will be the same date for determining stockholders who are entitled to vote at the meeting unless otherwise specified, and which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date (which shall, unless otherwise specified, be the same date for notice and voting) for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to the action for which a record date is being established. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice delivered to the Secretary at the principal executive offices of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but no later than ten days (or if such tenth day is a day on which the New York Stock Exchange is not open for trading, the next day following such tenth day on which the New York Stock Exchange is open for trading) after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days (or if such tenth day is a day on which the New York Stock Exchange is not open for trading, the next day following such tenth day on which the New York Stock Exchange is open for trading) after the date on which such request is received, the record date for determining stockholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to and received by the Secretary at the principal executive offices of the Corporation.

Article II
BOARD OF DIRECTORS
Section 2.1General. The business and affairs of the Corporation shall be managed by or under its Board of Directors, which may exercise all power of the Corporation and do all lawful acts and things, except as may be otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws.
Section 2.2Number. The Board of Directors shall consist of not less than three (3) nor more than nine (9) members, the exact number of which shall be fixed from time to time by the Board of Directors.
Section 2.3Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.4 of these Bylaws. Directors (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until the next annual election and until their successors shall have been elected and qualified or until their earlier death, resignation or removal.
Section 2.4Vacancies and Additional Directorships. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause or if there are any newly created directorships, a majority of the directors remaining in office, although less than a quorum, shall fill any such vacancies or newly created directorships. In addition, instead of filling any vacancy on the Board of Directors, a majority of the directors remaining in office may vote to reduce the size of the Board of Directors to remove any vacancy. In the event of the resignation of directors effective at a future date, such vacancies may be filled by a majority of the directors then in office, including those who have resigned, effective on such future date.

Section 2.5Meetings. Regular meetings of the Board of Directors shall be held at such place, on such date, and at such time as shall have been established by the Board of Directors and publicized among all directors.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, by a majority of the Board of Directors by vote at a meeting, or in writing by two or more directors, and shall be held at such place, on such date, and at such time as they shall fix.

Section 2.6Notice of Meetings. Notice need not be given for regular meetings of the Board. Notice of the place, date, and time of each special meeting shall be given to each director who has not waived notice by personal delivery, mail, courier service (including, without limitation, overnight mail), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission at which the director has consented to receive notice not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 2.7Quorum, Manner of Acting and Presence. At each meeting of the Board of Directors the presence of a majority of the total number of members of the Board of Directors then holding office (but not less than one-third of the total number of directors, nor less than two (2) directors) shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held and adjourned without further notice of waiver. Every act or decision done or made by a majority of the directors present at any meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, except as otherwise provided by applicable law, the Certificate of Incorporation of the Corporation or these Bylaws.
Section 2.8Resignation of Directors.
(a)Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary; provided that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by such director. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board of Directors, the Chairman of the Board of Directors or the Secretary, as applicable. Unless otherwise specified therein, and subject to Section 2.8(b) of these Bylaws, the acceptance of such resignation shall not be necessary to make it effective.
(b)Any director who is an employee of the Corporation shall be deemed to have tendered his or her resignation as a director to the Board of Directors upon termination of his or her employment with the Corporation. The Board of Directors shall determine whether to accept such resignation or whether the director shall finish his or her term as a director. Until and unless the Board formally accepts, by majority vote, such resignation or if the Board of Directors does not accept, by majority vote, the resignation, the director shall continue to serve on the Board and have full authority, power and privileges of a member of the Board of Directors until the end of such director’s term. If the Board of Directors accepts such resignation pursuant to this Section 2.8(b), then the Board of Directors may fill the resulting vacancy pursuant to Section 2.4 of these Bylaws.
Section 2.9Fees and Compensation of Directors
. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors for their services and reimbursement for expenses of attendance at meetings of the Board of Directors.

Section 2.10Removal of Directors. Any director may be removed for cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
Section 2.11Action by Written Consent. Action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board.
Section 2.12Meetings by Electronic Communications Equipment. Members of the Board of Directors may participate in and hold a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.
Article III
COMMITTEES OF THE BOARD
Section 3.1Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall also cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or an Assistant Secretary thereof.
Section 3.2Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chair or, if there be no chair, by or at the direction of any one of its members. Notice of the place, date, and time of each such special meeting of a committee shall be given to each member of such committee who has not waived notice by personal delivery, mail, courier service (including, without limitation, overnight mail), electronic mail (directed to the electronic mail address at which such member has consented to receive notice), or other form of electronic transmission at which such member has consented to receive notice, or  telephone not less than twenty-four (24) hours before the meeting. Such notice need not state the purposes of the meeting, unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws.

Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing. Each committee shall keep a record of its proceedings.

Section 3.3Quorum, Manner of Acting and Presence. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.
Section 3.4Meetings by Electronic Communications Equipment. Members of any committee may participate in and hold a meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.
Section 3.5Subcommittees.  Except as otherwise provided by applicable law, the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
Section 3.6Resignation. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.
Section 3.7Removal. Any member of any committee may be removed at any time with or without cause by the Board of Directors.
Section 3.8Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.
Section 3.9Action by Written Consent. Action required or permitted to be taken at any meeting of a committee may be taken without a meeting if all members of the committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the committee.
Article IV
OFFICERS
Section 4.1Officers. The officers of the Corporation shall be a President, one or more Vice Presidents and a Secretary and may include a Chairman of the Board (who shall be a director of the Corporation) and a Treasurer. The Board of Directors from time to time may elect Assistant Treasurers, Assistant Secretaries and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

Section 4.2Election, Term of Office and Qualifications. Officers shall be elected by the Board of Directors and shall hold office until such officer’s successor is elected and qualified, or until the earlier of their death, resignation, or removal in the manner hereinafter provided.
Section 4.3Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, a Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.
Section 4.4Removal. Any officer may be removed at any time with or without cause by the Board of Directors.
Section 4.5Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election to such office.
Section 4.6Chairman of the Board. The Chairman of the Board shall perform such duties and possess such powers as are assigned by the Board of Directors, and shall preside at all meetings of the stockholders and the Board of Directors, except as otherwise set forth herein.
Section 4.7President. The President of the Corporation shall be the chief executive officer of the Corporation and shall have general powers of oversight, supervision and management of the business and affairs of the Corporation, shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board) and may sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be an electronic signature), and may sign and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent. In the absence or disability of the Chairman of the Board, the remaining members of the Board shall designate a person to serve as the Interim Chairman of the Board and perform the duties of the Chairman of the Board, either at specific meetings or for a period of time.
Section 4.8Vice President. The Vice President, or, if more than one, the Vice Presidents in the order established by the Board of Directors or the Chairman of the Board, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Each such Vice President shall have the power to sign and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments, except in cases where the signing and execution hereof shall be expressly delegated by the Board to some other officer as agent and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or the Chairman of the Board or these Bylaws.
Section 4.9The Treasurer. The Treasurer or, if no Treasurer is elected by the Board of Directors, such other officer as shall be designated by the Board of Directors shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipt and disbursements in books belonging to the Corporation; shall deposit all monies, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors; and shall have and perform such other duties incident to the office of Treasurer as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at regular meetings of the Board, whenever they may require it, an account of all transactions.

Section 4.10The Secretary. The Secretary shall:
(a)record all proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book or books to be kept for that purpose;
(b)cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by applicable law;
(c)whenever any committee shall be designated by resolution of the Board of Directors, furnish the chair of such committee with a copy of such resolution;
(d)be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to or a facsimile to be reproduced on all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation shall have been duly authorized;
(e)see that the lists, books, reports, statements, certificates and other documents and records required by applicable law are properly kept and filed;
(f)have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by applicable law have access thereto;
(g)sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be an electronic signature): and
(h)in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws.
Section 4.11Assistant Secretaries, Assistant Treasurers and Subordinate Officers
. Assistant Treasurers and Assistant Secretaries shall have the power to perform, in the name and on behalf of the Corporation, such duties as may be required to be performed by the Treasurer and Secretary, respectively, and shall have and perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws. The Corporation may have such assistant and subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the Chairman of the Board, or President may prescribe.
Section 4.12Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Article V
INDEBTEDNESS OF THE CORPORATION AND
DEPOSIT OF CORPORATE FUNDS
Section 5.1Borrowing. No loans, advances, obligations or indebtedness shall be incurred, obtained or contracted for, by or on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless and except as (i) permitted by the Corporation’s Certificate of Incorporation, (ii) permitted under any indentures or other documents evidencing outstanding indebtedness of the Corporation and (iii) authorized by the Board of Directors. Such authorization may be general or confirmed to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.
Section 5.2Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks, trust companies or other depositories as the Board of Directors may select. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.
Section 5.3Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.
Article VI
CAPITAL STOCK
Section 6.1Issuance of Stock. Subject to the provisions of the Certificate of Incorporation and applicable law, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.
Section 6.2Uncertificated Shares; Certificates. Subject to any conditions imposed by applicable law or by the Certificate of Incorporation, the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the DGCL. Further, the Board of Directors may provide by resolution or resolutions that holders of stock of the Corporation may be entitled to receive a certificate, in such form as may be prescribed by applicable law and by the Board of Directors, certifying the number and class of shares owned by such holder in the Corporation.
Section 6.3Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. To the extent that the Corporation issues certificate shares, the Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

Section 6.4Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as Corporation or its transfer agent may reasonably require. Except as may be otherwise required by applicable law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
Article VII
INDEMNIFICATION
Section 7.1Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 7.2Actions, Suits or Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 7.3Indemnification for Costs, Charges and Expenses of Successful Party. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 7.4Determination of Right to Indemnification. Any indemnification under Sections 7.1 and 7.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 7.1 and 7.2 of this Article. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination: (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders of the Corporation.
Section 7.5Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
Section 7.6Procedure for Indemnification. Any indemnification under Sections 7.1,  7.2 and 7.3, or advancement of costs, charges and expenses under Section 7.5 of this Article, shall be made promptly, and in any event within sixty (60) days, upon the written request of the directors, officer, employee or agent. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification by the Corporation shall be promptly paid by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 7.5 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 7.1 or 7.2 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable, standard of conduct set forth in Sections 7.1 or 7.2 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 7.7Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to or repeal or elimination of the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 7.8Insurance. The Corporation may, but shall have no obligation to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article. Such insurance, if made available, shall be on terms acceptable to the Board of Directors, which determination shall be made by a vote of a majority of the Board of Directors.
Article VIII
MISCELLANEOUS PROVISIONS
Section 8.1Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
Section 8.2Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.
Section 8.3Voting of Stock. Unless otherwise specifically directed by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, shall be voted on behalf of the Corporation, in person or by proxy, by the Chairman of the Board, the President or any Vice President of the Corporation. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.
Section 8.4Waiver of Notice. Whenever notice is required to be given by applicable law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 8.5Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (as any may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, subject to the court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.5.

Section 8.6Amendments. These Bylaws may be amended or repealed, and new Bylaws may be made, by an affirmative majority of the votes cast at any annual or special stockholders’ meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular or special meeting of the Board of Directors.
Section 8.7Conflicts. If there is a conflict between the provisions of these Bylaws and the provisions of the Certificate of Incorporation or the mandatory provisions of the DGCL, such provision or provisions of the Certificate of Incorporation and the DGCL, as the case may be, will be controlling.
Section 8.8Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal, or ineffective shall not affect or invalidate any other provision of these Bylaws.